                                            PRESS RELEASE

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15301 W. 109th Street, Lenexa, KS  66219   Phone: 913-647-0158  Fax:  913-982-5766
                                                                investorrelations@elecsyscorp.com

September 5, 2002

FOR IMMEDIATE RELEASE:

Contact: Michael J. Meyer
Chairman
15301 W. 109th Street
Lenexa, Kansas 66219 USA
(913) 647-0158 o FAX (913) 647-0132

ELECSYS CORPORATION REPORTS FIRST QUARTER RESULTS

Lenexa, Kansas. (September 5, 2002) - Elecsys Corporation (AMEX: ASY) today reported results for the first quarter of its fiscal year.

Results for the quarter ended July 31, 2002 compared to the same period last year were:

     o    Sales increased 72%, or $1.186 million to $2.844 million from $1.658 million. The significant increase in sales for the first quarter came from an increase in sales to existing customers, primarily in electronic assembly and hybrid electronics, and from a strong order flow from several new customers.
     o    Gross margin for the three-month period ended July 31, 2002 was 31%, or $871,000, compared to $536,000, or 32% for the period ended July
          31, 2001. The gross margin for the current period reflected a favorable product mix and strategic pricing opportunities. The slight decrease in margin percentage from the same period last year was partially due to a continuing shift, as a result of our focused sales activities, to higher volume orders.
     o    Selling, general and administrative expenses were 26% of sales or
          $743,000 as compared to 41% of sales or $678,000 for the prior year period, reflecting our continuing efforts to control and manage administrative costs.
     o    As a result of these efforts, income from continuing operations was
          $91,000 compared to a $255,000 loss from continuing operations last year.
     o    Cash flow used in continuing operations, excluding the cumulative effect of an accounting change, was $28,000 for the current period as compared to cash used in continuing operations of $543,000 in the prior year period.
     o    Due to our adoption of Statement of Financial Accounting Standards
          ("SFAS") No. 142, Goodwill and Other Intangible Assets, in the current period, the company recorded a full

          impairment of its goodwill, which was recorded as a cumulative effect of an accounting change in the current period. The goodwill was incurred as a result of the acquisition of DCI, Inc. in February 2000.
          The net loss for the period, as shown in the attached financial information, was $1.527 million of which $1.618 million was the result of the full impairment of goodwill. SFAS No. 142, requires, among other things, the discontinuance of amortization of goodwill and the completion of a two-part goodwill impairment test. If amortization of goodwill had not been recorded during the first quarter of the prior fiscal year, the net loss would have been $246,000.

Michael J. Meyer, Chairman, stated "The significant investment we have made to improve and increase our sales efforts at DCI is paying off with both existing and new customers, as reflected in our 72% increase in quarter over quarter sales. The manufacturing process improvements we are implementing resulted in very favorable margin for the quarter, and our SG&A expenses continue to be controlled. Although we reflected an impairment of goodwill that negatively impacted our earnings on a non-cash basis, we are extremely pleased with the operating results of the first quarter. The achievement of these operating results, in a difficult economic environment nationally and specifically in our industry, is a tribute to the hard work and customer focused efforts of all of our valued employees at DCI. It also confirms our view that we are doing an excellent job serving the needs of our long time and new OEM customers. Based upon our continued aggressive sales efforts and control of operating expenses, we expect the improving trends, reflected in this quarter, to continue into the next quarter."

Elecsys Corporation, through our DCI subsidiary, provides specialized electronic design, manufacturing and test services to original equipment manufacturers
(OEM's) and manufactures and imports custom liquid crystal display (LCD)
devices. The electronic assemblies we design and manufacture, including circuit board assemblies, electronic modules and full turn-key products, along with the
LCD's we manufacture and import, are used in medical, aerospace, industrial and consumer product applications.

http://www.elecsyscorp.com/

The discussions set forth in this press release may contain forward-looking comments based on current expectations that involve a number of risks and uncertainties. Actual results could differ materially from those projected or suggested in the forward-looking comments. The difference could be caused by a number of factors, including, but not limited to the factors and conditions that are described in Elecsys Corporation's SEC filings, including the Form 10-KSB for the year ended April 30, 2002. The reader is cautioned that Elecsys
Corporation does not have a policy of updating or revising forward-looking statements and thus he or she should not assume that silence by management of
Elecsys Corporation over time means that actual events are bearing out as estimated in such forward-looking statements.

                      Elecsys Corporation and Subsidiaries
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                                          Three Months Ended July 31,
                                                                 2002    2001
                                                                 ----    ----
Sales                                                        $ 2,844    $ 1,658
Cost of products sold                                          1,973      1,122
                                                             -------    -------
Gross margin                                                     871        536
Selling, general and administrative
  expenses                                                       743        678
                                                             -------    -------

Operating income (loss)                                          128       (142)

Other income (expense):
  Interest expense                                               (38)      (113)
  Other income, net                                                1       --
                                                             -------    -------
Income (loss) from continuing operations
  and before cumulative effect of
  accounting change                                               91       (255)

Loss from discontinued operations                               --          (30)
Cumulative effect of accounting change                        (1,618)      --
                                                             -------    -------
Loss from discontinued operations and
  cumulative effect of accounting change                      (1,618)       (30)
                                                             -------    -------

Net loss                                                     $(1,527)   $  (285)
                                                              =======    =======

Net income (loss) per share information:
  Basic and diluted
         Continuing operations                               $  0.03    $ (0.10)
         Discontinued operations                                 --       (0.01)
         Cumulative effect of accounting
           change                                              (0.58)      --
                                                             -------    -------
Net loss per share                                           $ (0.55)   $ (0.11)
                                                             =======    =======

Weighted average common shares outstanding:
Basic and diluted                                              2,788      2,693
                                                              =======    =======

                      Elecsys Corporation and Subsidiaries
                           Consolidated Balance Sheets
                        (In thousands, except share data)

                                                             July 31, 2002   April 30, 2002
                                                             -------------   --------------
                                                                      (Unaudited)

ASSETS
   Current assets:
      Cash and cash equivalents                                  $   697         $   778
      Accounts receivable, less allowances of $53
         and $43, respectively                                     1,315           1,099
      Inventories                                                  1,747           1,786
      Prepaid expenses                                                65              63
                                                                 -------        --------
   Total current assets                                            3,824           3,726

   Total property and equipment, net                               2,677           2,714

   Other assets, net                                                  69              72
   Goodwill                                                         --             1,618
                                                                 -------        --------
Total assets                                                     $ 6,570         $ 8,130
                                                                 =======         =======

LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
      Accounts payable                                           $   774        $   974
      Accrued expenses                                               591            427
                                                                 -------        -------
   Total current liabilities                                       1,365          1,401

   Long-term debt, less current portion                            2,318          2,317

   Stockholders' equity:
      Preferred stock, $.01 par value:
         Authorized shares - 5,000,000;
         Issued and outstanding shares - none                       --             --
      Common stock, $.01 par value:
         Authorized shares - 10,000,000;
         Issued and outstanding shares - 2,791,331
            and 2,786,081 at July 31, 2002 and
            April 30, 2002, respectively                             28              28
      Additional paid-in capital                                   8,140          8,138
      Accumulated deficit                                         (5,281)        (3,754)
                                                                  -------        -------
   Total stockholders' equity                                      2,887          4,412
                                                                  -------        -------
Total liabilities and stockholders' equity                       $ 6,570        $ 8,130
                                                                 =======       ========